GrowGeneration Reports Fourth Quarter and Full Year 2022 Financial Results; Provides First Quarter and Full Year 2023 Guidance

Full Year Net Revenue of $278.2 million, at the High End of Guidance

Full Year Net Loss of $163.7 million and Non-GAAP Adjusted EBITDA Loss of $16.7 million

For Full Year 2023, Expected Revenue in the Range of $250 Million to $270 Million with Adjusted EBITDA from a Loss of $4.0 Million to Profit of $1.0 Million

DENVER, March 15, 2023 /PRNewswire/ -- GrowGeneration Corp. (NASDAQ: GRWG), (“GrowGen” or the “Company”), the largest chain of specialty hydroponic and organic garden centers in the United States, today announced financial results for fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Highlights Compared to Prior Year

•Net revenues decreased approximately 40% to $54.5 million and same-store sales decreased 51.9%
•Gross profit decreased to $9.6 million, or 17.6% of net revenues, from $23.1 million, or 25.5% of net revenues, primarily due to aggressive inventory clearance and an increase in inventory reserves
•Net loss was $15.0 million, or $(0.25) per diluted share, compared to net loss of $4.1 million, or $(0.07) per diluted share
•Adjusted EBITDA(1) was a loss of $10.2 million, compared to a profit of $1.7 million, due in part to approximately $1.0 million in expense associated with closure of Las Vegas, Compton, and Cotati locations and nearly $4.0 million associated with inventory cleanup measures
•Cash and short-term securities were $71.9 million as of December 31, 2022

Full Year 2022 Highlights Compared to Prior Year

•Net revenue decreased approximately 34.2% to $278.2 million, towards the high end of the Company’s previous guidance range
•Gross profit decreased to $70.3 million, or 25.3% of net revenues, from $118.2 million, or 28.0% of net revenues, with the decrease primarily due to a decline of $178.0 million in same-store sales, representing a 51.6% decrease, which is primarily attributable to the downturn in the business cycle for cannabis cultivators, resulting in less supply and equipment demand
•Net loss was $163.7 million, or a loss of $(2.69) per diluted share, compared to net income of $12.8 million, or $0.21 per diluted share
•Adjusted EBITDA(1) was a loss of $16.7 million, or $(0.27) per diluted share, compared to earnings of $34.2 million, or $0.57 per diluted share
•Reduced operating expense and selling, general, and administrative expense base by roughly $20.7 million, primarily through workforce reduction, store closures, and tighter day-to-day expense controls
•Invested approximately $9.0 million for payments associated with technology, supply chain, and distribution investments
•On a full-year basis the Company generated $11.9 million of operating cash, primarily driven by the reduction of inventory

Darren Lampert, GrowGen’s Co-Founder and Chief Executive Officer, stated, “Despite significant market challenges in 2022, we are proud that our team has remained steadfast in executing our strategy. Given the pressures on the broader cannabis and hydroponic industries, we recognized early last year the need to shift our focus towards right-sizing our cost structure, reducing inventory, consolidating our store footprint, and generating cash to strengthen our balance sheet. We made significant progress against these initiatives in 2022, and we firmly believe these decisions are putting GrowGen in a better place to be stronger and nimbler than ever before. Notably, we reduced inventory by $28.5 million, eliminated redundancies in our store footprint, reduced payroll by 30%, and ended the year with $71.9 million of cash and short-term securities on our balance sheet with no debt.”

Mr. Lampert continued, “In 2023, we expect to see the benefit of costs savings flow-through from store consolidations, reduced payroll expenses, declining ocean freight rates, reduced headwinds from inventory discounting on our margins, and the favorable mix impact from a greater proportion of private label and proprietary brand sales. While we expect a degree of continued uncertainty in 2023, we remain focused on the areas of the business we can control. For the first time in seven quarters, we believe GrowGen will see sequential revenue growth in the first quarter of 2023 versus the fourth quarter of 2022, with sequential growth quarter over quarter expected throughout the remainder of the year. Further, we believe that margins will normalize in the first quarter and for the balance of the year.”

Fourth Quarter 2022 Consolidated Results

Net revenues decreased $36.1 million, or 40%, to $54.5 million for the fourth quarter ended December 31, 2022, compared to $90.6 million for the fourth quarter ended December 31, 2021. The decline was driven primarily by a 51.9% decrease in same-store sales. Net revenues for same-store sale locations open for the same period in 2021 and 2022 were $34.3 million in the fourth quarter 2022, compared to $71.4 million in the fourth quarter 2021.

Gross profit was $9.6 million for the fourth quarter 2022, a decrease of $13.5 million, compared to gross profit of $23.1 million for the fourth quarter 2021. Gross profit margin was 17.6% for the fourth quarter 2022, compared to 25.5% for the fourth quarter 2021, a decrease of -790 basis points, primarily due to clearance events and recognition of obsolete inventory.

GAAP net loss was $15.0 million in the fourth quarter 2022, a decrease of $10.9 million, compared to a net loss of $4.1 million in the fourth quarter 2021. Net loss was $(0.25) per diluted share in the fourth quarter 2022, compared to a net loss of $(0.07) per diluted share in the fourth quarter 2021.

Non-GAAP Adjusted EBITDA(1) was a loss of $10.2 million in the fourth quarter 2022, compared to a loss of $1.7 million in the fourth quarter 2021. The reduction in Adjusted EBITDA(1) was primarily driven by lower sales and unfavorable gross margin impacts, as well as store closure expense and inventory cleanup measures.

Cash and short-term securities as of December 31, 2022 were $71.9 million.

Full Year 2022 Consolidated Results

Net revenues decreased $144.3 million, or 34.2%, to $278.2 million for the full year ended December 31, 2022, compared to $422.5 million for the full year ended December 31, 2021. The decline was driven primarily by a 51.6% decrease in same-store sales.

Gross profit was $70.3 million for the full year 2022, a decrease of $48.0 million, compared to gross profit of $118.2 million for the full year 2021. Gross profit margin was 25.3% for the full year 2022, compared to 28.0% for the full year 2021, a decrease of -273 basis points, primarily due to a decrease of approximately $178.0 million in same-store sales, representing a 51.6% decrease year-over-year, which is primarily attributable to the downturn in the business cycle for cannabis cultivators, resulting in less demand for the Company’s products.

GAAP net loss was $163.7 million for the full year 2022, a decrease of $176.5 million, compared to net income of $12.8 million for the full year 2021. Net loss was $(2.69) per diluted share for the full year 2022, compared to net income of $0.21 per diluted share for the full year 2021. The reduction in net income was primarily attributable to the decrease in net revenues and an impairment loss of $127.8 million recorded during 2022, which was primarily due to the decline in the Company’s market capitalization below net book value of assets in addition to the Company’s declining performance.

Non-GAAP Adjusted EBITDA(1) was a loss of $16.7 million for the full year 2022, compared to earnings of $34.2 million for the full year 2021. The reduction in Adjusted EBITDA1 was primarily driven by lower sales volume and a reduction in total gross profit.

M&A Activity

The Company consummated the following acquisitions in the fourth quarter of 2022:

•On November 3, 2022, the Company purchased certain assets of St. Louis Hydroponic Company, a hydroponic retail store in St. Louis, Missouri.

Geographic Footprint

The Company’s supply chain spans approximately 946,000 square feet of retail and warehouse space across 16 states. In the full year 2022, the Company closed 8 stores and opened 5 new stores that included 4 new states where the Company did not previously have retail operations.

Full Year 2023 Outlook(2)

•Full year 2023 net revenues in the range of $250 million to $270 million
•Full year 2023 Adjusted EBITDA(1) from a $4 million loss to $1 million profit
•First quarter 2023 net revenues in the range of $55 million to $57 million with Adjusted EBITDA(1) loss between $2 million and $4 million

Footnotes

(1)Adjusted EBITDA represents earnings before interest, taxes, depreciation, and amortization as adjusted for certain items as set forth in the reconciliation table of U.S. GAAP to non-GAAP information and is a measure calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information herein for further discussion and reconciliation of this measure to GAAP measures.
(2)Sales and Adjusted EBITDA(1) guidance metrics are inclusive of acquisitions and store openings completed in 2022 and 2021, but do not include any unannounced acquisitions.

Conference Call

The Company will host a conference call today, March 15, 2022, at 4:30 PM Eastern Time to discuss financial results for fourth quarter and full year ended December 31, 2022. To participate in the call, please dial (888) 664-6392 (domestic) or (416) 764-8659 (international). The conference code is 01734369. The call will also be webcast and can be accessed here or in the Investor Relations section of the GrowGen website at: ir.growgeneration.com.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About GrowGeneration Corp.

Currently, GrowGen has 60 retail locations across 16 states in the U.S. We also operate an online superstore for cultivators at growgeneration.com, as well as a wholesale business for resellers, HRG Distribution. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology, and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

Forward Looking Statements

This press release may include predictions, estimates, or other information considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect opinions only as of the date of this release. Please keep in mind that the Company does not have an obligation to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “believe,” “continue,” “building,” “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes,” or the negative of these or similar terms, or variations of such words, and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements made by us herein are often discussed in filings made with the United States Securities and Exchange Commission, available at: www.sec.gov, and on the Company’s website at: www.growgeneration.com.

Investor Contact

ICR, Inc.
GrowGenIR@icrinc.com

ITEM 1. FINANCIAL STATEMENTS
GROWGENERATION CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$40,054	$41,372
Marketable securities	31,852	39,793
Accounts receivable, net of allowance for doubtful accounts of $0.7 million and $0.6 million at December 31, 2022 and 2021	8,336	5,741
Notes receivable, current, net of allowance for doubtful accounts of $1,268 and $522 at December 31, 2022 and 2021	1,214	2,440
Inventory	77,091	105,571
Prepaid income taxes	5,679	5,856
Prepaids and other current assets	6,455	16,116
Total current assets	170,681	216,889

Property and equipment, net	28,669	24,116
Operating leases right-of-use assets, net	46,433	43,730
Intangible assets, net	30,878	48,402
Goodwill	15,978	125,401
Other assets	803	800
TOTAL ASSETS	$293,442	$459,338

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,728	$17,033
Accrued liabilities	1,535	2,044
Payroll and payroll tax liabilities	4,671	7,440
Customer deposits	4,338	11,686
Sales tax payable	1,341	1,923
Current maturities of lease liability	8,131	6,858
Current portion of long-term debt	50	92
Total current liabilities	35,794	47,076

Deferred tax liability	—	2,359
Operating lease liability, net of current maturities	40,659	38,546
Long-term debt, net of current portion	—	66
Other long-term liabilities	593	—
Total liabilities	77,046	88,047
Commitments and contingencies
Stockholders’ Equity:
Common stock; $.001 par value; 100,000,000 shares authorized; 61,010,155 and 59,928,564 shares issued and outstanding as of December 31, 2022 and 2021, respectively	61	60
Additional paid-in capital	369,938	361,087
Retained earnings (deficit)	(153,603)	10,144
Total stockholders’ equity	216,396	371,291
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$293,442	$459,338

GROWGENERATION CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)
Sales	$54,456	$90,579	$278,166	$422,489
Cost of sales (exclusive of depreciation and amortization shown below)	44,894	67,490	207,903	304,248
Gross profit	9,562	23,089	70,263	118,241

Operating expenses:
Store operations and other operational expenses	12,796	14,094	54,680	49,742
Selling, general, and administrative	8,594	11,367	36,758	39,469
Bad debt expense	(37)	555	1,737	1,428
Depreciation and amortization	3,968	4,090	17,132	12,600
Impairment loss	—	—	127,831	—
Total operating expenses	25,321	30,106	238,138	103,239

Income (Loss) from operations	(15,759)	(7,017)	(167,875)	15,002

Other income (expense):
Miscellaneous income (expense)	137	(248)	684	(216)
Interest income	390	51	580	486
Interest expense	(5)	(12)	(21)	(43)
Total non-operating income (expense), net	522	(209)	1,243	227

Net income (loss) before taxes	(15,237)	(7,226)	(166,632)	15,229

Benefit (provision) for income taxes	248	3,126	2,885	(2,443)

Net income (loss)	$(14,989)	(4,100)	$(163,747)	$12,786

Net income (loss) per share, basic	$(0.25)	$(0.07)	$(2.69)	$0.22
Net income (loss) per share, diluted	$(0.25)	$(0.07)	$(2.69)	$0.21

Weighted average shares outstanding, basic	61,064	58,427	60,813	59,223
Weighted average shares outstanding, diluted	61,064	58,427	60,813	60,464

GROWGENERATION CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share amounts)

	Years Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$(163,747)	$12,786
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	17,132	12,600
Bad debt expense, net of recoveries	1,737	1,428
Stock based compensation	4,967	6,585
Impairment loss	127,831	—
Provision for deferred income taxes	(2,359)	1,609
Loss on disposal of fixed assets	568	198
Other	—	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts and notes receivable	(3,106)	(1,896)
Inventory	32,890	(34,690)
Prepaid expenses and other assets	10,827	(9,937)
Increase (decrease) in:
Accounts payable and accrued liabilities	(3,359)	3,285
Operating leases	508	1,282
Customer deposits	(8,590)	6,362
Payroll and payroll tax liabilities	(2,769)	4,785
Sales taxes payable	(582)	762
Net Cash and Cash Equivalents Provided By (Used In) Operating Activities	11,948	5,159
Cash Flows from Investing Activities:
Assets acquired in business combinations, net of cash acquired	(7,230)	(80,784)
Purchase of property and equipment	(12,896)	(18,740)
Purchase of marketable securities	(38,692)	(75,000)
Maturities of marketable securities	46,633	35,207
Disposal of assets	612	—
Purchase of intangibles	—	—
Net Cash and Cash Equivalents (Used In) Investing Activities	(11,573)	(139,317)
Cash Flows from Financing Activities:
Principal payments on long term debt	(108)	(83)
Payments to tax authorities for stock-based compensation	(1,618)	(4,391)
Proceeds from the sales of common stock and exercise of warrants and options, net of expenses	33	2,092
Net Cash and Cash Equivalents (Used In) Provided by Financing Activities	(1,693)	(2,382)

Net Increase (decrease) in Cash and Cash Equivalents	(1,318)	(136,540)
Cash and Cash Equivalents at Beginning of year	41,372	177,912
Cash and Cash Equivalents at End of year	$40,054	$41,372

Supplemental Information:
Common stock issued for intangible assets	$173	$168
Assets acquired by issuance of stock	$5,710	$37,272
Cash paid for interest	$21	$43
Right to use assets acquired under new operating leases	$9,607	$32,875
Cash paid for income taxes	$—	$6,072

Use of Non-GAAP Financial Information

The Company believes that the presentation of results excluding certain items in “Adjusted EBITDA,” such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

Set forth below is a reconciliation of Adjusted EBITDA to net income (loss) (unaudited):

	Three Months Ended December 31,
	2022	2021
	(000)	(000)
Net (loss) income	$(14,989)	$(4,100)
Income taxes	(248)	(3,126)
Interest income	(390)	(51)
Interest expense	5	12
Depreciation and Amortization	3,968	4,090
EBITDA	$(11,654)	$(3,175)
Impairment loss	—	—
Share based compensation (option compensation, warrant compensation, stock issued for services)	987	1,238
Fixed asset disposal	487	197

Adjusted EBITDA	$(10,180)	$(1,740)

Adjusted EBITDA per share, basic	$(0.17)	$(0.03)
Adjusted EBITDA per share, diluted	$(0.17)	$(0.03)

	Twelve Months Ended December 31,
	2022	2021
	(000)	(000)
Net income	$(163,747)	$12,786
Income taxes	(2,885)	2,443
Interest income	(580)	(486)
Interest expense	21	43
Depreciation and Amortization	17,132	12,600
EBITDA	$(150,059)	$27,386
Impairment loss	127,831	—
Share based compensation (option compensation, warrant compensation, stock issued for services)	4,967	6,585
Fixed asset disposal	568	197

Adjusted EBITDA	(16,693)	$34,168

Adjusted EBITDA per share, basic	$(0.27)	$0.58
Adjusted EBITDA per share, diluted	$(0.27)	$0.57